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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF FIRST INTERSTATE BANCSYSTEM, INC.

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
                                                     STATE OF INCORPORATION
                                                       OR JURISDICTION OF
                   SUBSIDIARY                             ORGANIZATION                  BUSINESS NAME
------------------------------------------------  ----------------------------  -----------------------------
First Interstate Bank(1)                          Montana                       First Interstate Bank
  (formerly known as First Interstate Bank of
  Commerce)

First Interstate Bank(2)                          Wyoming                       First Interstate Bank
  (formerly known as First Interstate Bank of
  Commerce)

First Interstate Bank, fsb                        United States of America      First Interstate Bank

Commerce Financial, Inc.                          Montana                       Commerce Financial, Inc.
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(1) In June 1997, First Interstate Bank of Montana, N.A. and Mountain Bank of
    Whitefish, Montana (doing business as First Interstate Bank), prior subsidiaries of First Interstate BancSystem, Inc., were merged with and into this subsidiary.

(2) In June 1997, First Interstate Bank of Wyoming, N.A., a prior subsidiary of First Interstate BancSystem, Inc., was merged with and into this subsidiary.